Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of our reports dated February 27, 2026 relating to the financial statements of OceanFirst Financial Corp. and the effectiveness of OceanFirst Financial Corp.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of OceanFirst Financial Corp for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

June 1, 2026